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AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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TRIANGLE CASTINGS, INC.
(Exact Name of Registrant in its Charter)

Nevada		26-3024783
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

TRIANGLE CASTINGS, INC.
103 Larkwood Lane
Cary, NC 27518
Tel.: (919) 632-8155
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

VCORP SERVICES, LLC
1409 Bonita Avenue
Las Vegas, NV 89104
(888) 528-2677
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.0001 par value per share	1,735,000	$0.10	$173,500	$9.68

(1) This Registration Statement covers the resale by our selling shareholders of up to 1,735,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS
Subject to completion, dated  March _, 2010
TRIANGLE CASTINGS, INC.
1,735,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

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ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Triangle Castings,” “Company,” “we,” “us” and “our” refer to Triangle Castings, Inc.

Overview

We were incorporated in the State of Nevada on July 22, 2008 as Triangle Castings, Inc.

Triangle Castings, Inc. principal business is focused on renovation for homeowners who can’t or don’t want to sell in the currently weak real estate market, yet want or need new features, additional space, environmentally friendly changes and other major enhancements to meet their lifestyle needs and maintain or increase the value of the property. The company was organized in July 2008 and is based in Cary, North Carolina. We are a development stage company and have limted operations or revenues and have no current plans to finance the operation of our plan.  Specifically the Company, while in the development stage, is proceeding with its business plan by seeking smaller projects to build customers and a basis for leads and referrals. The Company has taken certain steps in furtherance of this business plan including completing 2 small projects. We have received a going concern opinion from our auditor.

We do not consider our self a blank check company: we do not have any intention to engage in a reverse merger or other business combination.

Where You Can Find Us

Our principal executive office is located at 103 Larkwood Lane, Cary North Carolina, 27518 and our telephone number is (919) 632-8155.

The Offering

Common stock offered by selling security holders	1,735,000 shares of common stock. This number represents 25.7% of our current outstanding common stock (1).

Common stock outstanding before the offering	6,735,000

Common stock outstanding after the offering	6,735,000 common shares as of March 10, 2010 .

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 6,735,000 shares of common stock outstanding as of March 10, 2010 .

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Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception July 22, 2008 through December , 2009 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

	For the Year ended December 31, 2009	For the Period from Inception (July 22, 2008) through December 31, 2008	For the Period from Inception (July 22, 2008) through December 31, 200 9
STATEMENT OF OPERATIONS

Revenues	$ 5,842	$-	$5,842
Cost of Goods Sold	5,564	-	5,564
Professional Fees	39,542	4,625	44,167
General and Administrative Expenses	8,607	2,772	11,379
Total Operating Expenses	48,149	7,397	55,546
Net Loss	(47,871)	(7,397)	(55,268)

As of December 31 , 2009
BALANCE SHEET DATA

Cash	124,603
Total Assets	130,445
Total Liabilities	2,113
Stockholders’ Equity	130,445

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue; Specifically the Company, while in the development stage, is proceeding with its business plan by seeking smaller projects to build customers and a basis for leads and referrals. The Company has taken certain steps in furtherance of this business plan including completing 2 small projects. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standard;
·        Attain customer loyalty;
·        Develop and upgrade our service;
Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

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OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 74.2% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.
WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

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OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 1,735,000 shares of our common stock held by 37 shareholders. Such shareholders include the holders of the 1,735,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in September 2009 at an offering price of $0.10.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 11, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Ackles, Steven	10,000	10,000	0	0%
Blount III, Marvin K	25,000	25,000	0	0%
Blount, Rebecca C	25,000	25,000	0	0%
Brennan, Timothy P	25,000	25,000	0	0%
Clark, Jimmy D	100,000	100,000	0	0%
Coker, James	50,000	50,000	0	0%
Coker, Lauren	50,000	50,000	0	0%
Croslis Realty, LLC(1)	50,000	50,000	0	0%
Croslis, Hope A.	50,000	50,000	0	0%
Croslis, Jane	5,000	5,000	0	0%
Denton, Patrick I	10,000	10,000	0	0%
Ferro, Alma	50,000	50,000	0	0%
Ferro, Benedict	50,000	50,000	0	0%
Ganey, Connie	50,000	50,000	0	0%
GSM & Associates, Inc(2)	100,000	100,000	0	0%
Haas Jr, Richard A	30,000	30,000	0	0%
Hiatt, Linda	50,000	50,000	0	0%
Hodqes, Luther H	320,000	320,000	0	0%
Koplish, Daniel E	30,000	30,000	0	0%
Lopsonzski, Lynn K	50,000	50,000	0	0%
Lopsonzski, Theodore J	50,000	50,000	0	0%
Mann, DavidR	50,000	50,000	0	0%
Mann, Jennifer L	50,000	50,000	0	0%
McMillan, Joseph E	2,500	2,500	0	0%
Murray, Lynne H	30,000	30,000	0	0%
Nammack-Weiss, Amy	2,500	2,500	0	0%
Palmieri, Michael	50,000	50,000	0	0%
Reichard, Lawrence James	50,000	50,000	0	0%
Rocha, Barbara J	30,000	30,000	0	0%
Rocha, Michael R	30,000	30,000	0	0%
Salamy, Barbara A	40,000	40,000	0	0%
Salamy, Fred A	40,000	40,000	0	0%
Security Settlement Services(3)	50,000	50,000	0	0%
Shollenberger, Lori A	25,000	25,000	0	0%
Taft Sr., Thomas F	100,000	100,000	0	0%
Tejada, Ramon	2,500	2,500	0	0%
Williard, Gary	2,500	2,500	0	0%

(1) Matthew Croslis is the principal of Croslis Realty, LLC : Matthew Croslis acting alone has voting and dispositive power over the owned by Croslis Realty, LLC.
(2) Gordon Myers is the principal of GSM & Associates, Inc : Gordon Myers acting alone has voting and dispositive power over the shares owned by GSM & Associates, Inc.
(3) Louis Belletieri is the principal of Security Settlement Services: Louis Belletieri acting alone has voting and dispositive power over the shares owned by Security Settlement Services.
(4) There are no material relationships between Denis Snyder, (founder) and any of the selling shareholders.
(5) For the  year ended December 31, 2009 , the president of the Company was the only shareholder who contributed services which have a fair value of $5,200. For the period ended December 31, 2008, the president of the Company contributed services having a fair value of $2,300

On July 22, 2008, the Company issued 5,000,000 shares of common stock having a fair value of $500 ($0.0001/share) to its founder in exchange for $100 of cash and $400 of services provided (See Financial Note 2(C)).

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

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Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $39,509.68.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 110,000,000 shares of capital stock, of which 100,000,000 shares are common stock, $0.0001 par value per share, and there are 10,000,000 preferred shares, $0.0001 par value per share authorized.

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Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 6,735,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage Globex Transfer Agent in the near future.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Due to the increase in the number of homeowners who can’t or are not willing to sell their homes at significantly lower prices, we felt that our Company is positioned well to capitalize on this market condition, which is expected to continue for the next few years.

Triangle Castings, Inc., (the “Company”) was incorporated in the State of Nevada on July 22, 2008. Our principal business is to provide unique, practical, and quality home renovation on a timely basis, utilizing the highest quality renovation techniques and practices which means making every effort to design and build ecologically friendly projects. In the current renovation environment the higher quality techniques and practices involve using Green or Leed construction materials. Everything including the government is moving in the “green” direction and the “highest quality techniques and practices” embrace and reflect this commitment. We were organized in July 2008 and are based in Cary, North Carolina.

We were formed to help meet a growing demand for home renovation in the Research Triangle area of North Carolina.  We are initially focusing on renovations for homeowners who can’t or don’t want to sell in the currently weak real estate market, yet want or need new features, additional space, environmentally friendly changes and other major enhancements to meet their lifestyle needs and maintain or increase the value of the property.

We plan to work with building renovators who have been recognized for quality renovation and “green” building projects. All building renovations will conform to the guidelines established by the local city government for zoning and setback restrictions.

Oversight of the subcontractors who will be doing the renovation work will be the responsibility of the Company . We believe that our initial capital infusion will be sufficient to carry out our business for the next 12 months outlined below. Additionally we think we may find additional new investors from satisfied customers. The company has raised $173,500 in a private placement. The expenses for the offering are approximately $35,000 leaving $138,500 for working capital. We anticipate expenses for quarterly and annual filings but still expect to have $100,000 to use toward the business plan for the next 12 months as outlined later.

Our business is subject to North Carolina State Building Codes and Local Building Codes depending on what geographic area we are working in. Denis Snyder has a General Contractors License which means that he can do business in any geographic area of North Carolina as long as he abides by the appropriate Building Codes. He has a history of doing and is licensed to build homes, put on additions to homes, clear land, do drainage, do electrical, do plumbing, do sidewalks, parking lots, and many other building project related tasks.

 Our Operating Strategy

The concept that “new is better” works when homeowners can profit from the sale of their current homes. In a stalled or depressed real estate market, many owners are choosing to renovate to make their current home better fit their lifestyles or to make it more attractive to future buyers.

We seek to become a builder of unique homes, catering to the owner who desires to renovate or remodel their existing home rather than buying a new home.  We want to create homes that make a statement; while better suiting the owner's lifestyle or makes the home more energy efficient and environmentally friendly. We will provide a high quality of renovation to create homes for owners who wish to enhance the functionality of their home or increase its value for sale later when the market rebounds.

Our mission is to provide a higher quality home renovation on a timely basis, utilizing high quality renovation techniques and practices. We believe that is our first responsibility to our customers. A strong financial position will help establish an attractive option for renovation services in the geographic market we serve. In carrying out our day-to-day business we strive to:

•	Follow the philosophy that our customers are entitled to quality renovations that are completed in a reasonable amount of time.

•	Treat our partners with fairness and consideration.

•	Be considered an asset in our community.

Through long-term commitment to this mission statement, we will be recognized as an organization that is responsive to its customers and places a high degree of emphasis on partnering with recognized quality subcontractors in the marketplace which means subcontractors that have built a reputation in their community for the quality of their workmanship and their embracing of “green” materials and practices. They are the subcontractors who in good times are the ones with a backlog of projects. These are the subcontractors who have a reputation for showing up on time and completing projects in the time frame they originally quote. The company is always looking for subcontractors to add to this list. The initial marketplace which the company is working in includes Raleigh, Durham, Chapel Hill as well as other small communities in the region. We feel that the financial model for home renovation is stable in the Research Triangle and other large metro markets (Greenville, Wilmington, Greensboro, Winston-Salem, Charlotte and Asheville) in NC.  We foresee continued growth in the demand for home renovation which will avoid or delay the need to sell.

The concept that “new is better” works when homeowners can profit from the sale of their current homes. In a stalled or depressed real estate market, many owners are choosing to renovate to make their current home better fit their lifestyles or to make it more attractive to future buyers.

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Marketing Overview

Our marketing objectives are:

•	To promote and support the fact that people can renovate their existing homes rather than buy a new or different home to achieve the features they need and want.

•	To target homeowners who can’t sell but need major renovation to continue to enjoy their current home.

The softening of the real estate market has not dramatically affected home prices in the Research Triangle but it has caused many homeowners to wait to sell their homes, expecting a return to higher prices in the next few years. In the meantime, they want to maintain and increase the value of their homes; enhance their homes to better serve their lifestyles or adjust to a change in lifestyle; and make changes that will result in a more environmentally friendly home that appeals to future buyers who seek “green” features.

The “selling basis” for our renovation services is a high customer demand for homes that better meet their lifestyle needs.

Pricing

We price our renovation services in line with current market levels. A project price is estimated based on the scope of the renovation. The company is initially targeting a net profit of 5% in order to obtain quick market share. The profit target for most builders and renovators that we have talked to over the last 6 months is approximately 18%. Obviously, that varies depending on the size and complexity of the project and it will also affected by unforeseen events like weather. However, most companies initially build an 18% profit into their bid or forecast. In order to attract business and try to get early market share we are building in a 5% profit to our smaller bids. It is our hope that smaller projects [although not as profitable] will get our business ramped up quickly and attract the attention of the smaller projects that need to get done. We believe that the customers will see a considerable difference in their cost if we only put in a 5% profit in the smaller projects. That difference in cost we think will move some new customers to use our company in this tougher economic environment.

Expected Accomplishments

In order for to attain our vision in the manner described in our mission statement, the following primary goals need to be achieved:

•
To utilize clients of initial projects as references for the next potential client. To this end the company has completed two small projects for home owners. The first in Chapel Hill, NC involved finishing a home expansion as well as providing drainage, landscaping and the addition of a rock garden to the property.  The second small project was for a homeowner in Greensboro, NC that required a room restoration and expansion.

Neither of these projects was acquired through a “bid” process. They were brought to the company through word of mouth and it is through this networking that the company intends to continue to build a backlog of work.

•	In each of the two projects above the company was able to complete the renovation at or below the price forecasted in the financial model.
•	Additionally the company was able to complete the renovation of each project on or before the deadline in the project plan.

•
The company intends to utilize the recognition of the quality of these projects to develop a demand for other renovation projects. The company is currently preparing to bid on two new projects. One is to rebuild a trash collection facility at a fast food franchise in Garner, NC and the other is the remodeling of a kitchen and family room at a home in Raleigh, NC. As you will see we are bidding on small commercial projects as well as home renovations in these early days of the company and as they blend into the company’s overall strategy of growth.

Sales

To attain the primary goal of completing the renovation under or within budget, we will carry out the following objectives:

•	Use the earned value method of project management (where expenses are tracked according to percent accomplishment of task as well as by dollars spent.)

•	Evaluate the impact on expenses and the future sale price of any proposed scope changes in the renovation effort.

To attain the primary goal of completing the project on deadline, we will carry out the following objectives:

•	Utilize computerized project management tools to ensure that each task is being completed on time.

•	Utilize project management tools to balance staff workload so time is optimized.

•	Reward the members of the team financially to complete the project at or before the deadline.

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To attain the primary goals of developing a strong reference and developing demand for future projects, we will carry out the following objectives:

•	Work closely with the homeowners before the completion of the project to ensure that their expectations are exceeded.

•	Actively promote through public relations and online advertising the most interesting and unique renovation projects the company has completed or is conducting.

•	Develop a high-end marketing brochure.

•	Pursue local media coverage of the trend toward home renovation in the current real estate market situation and articles featuring our projects and results.

•	Advertise in local publications.

Competition

Our competition includes other construction companies that are switching from new construction to renovation in response to the dramatic decline in demand for new homes.

In addition, there are a number of online sites that allow visitors to “find” renovation services providers who advertise through the site. These sites promote themselves as matchmaking services, listing a renovations services provider who can do the type of work the visitor wishes for his or her home.

While it will be hard work for our company to build the necessary list of suitable subcontractors we believe that due to the reputation of Denis Snyder and the difficult economic conditions that we will be able to build a large enough group to begin taking on projects.

We feel that Triangle Castings will compete due to our reputation with the subcontractors and the quality of craftsmanship provided by Denis Snyder in this immediate market. Additionally we believe our size allows us to enter the marketplace with less built in cost thus allowing us to price our services below many of the larger competitors. As we gain market share in the Research Triangle we plan on expanding our market slowly and incrementally as we are able to secure the business and necessary personnel.

Another competitive advantage we see is that we are starting as a company focused on renovation and remodeling and we plan to keep that focus. Many of the competitors are dropping into this market in order to survive however their core competencies are in larger and new construction. We will be the company that remains in this market niche for the long term.

Marketing Strategy

The key to marketing is education and awareness. We will launch an educational public relations campaign to contact all local newspapers and home and lifestyle publications as well as online media to generate awareness of its services among local homeowners and prospective new residents.

Sales Promotions

Our advertising and promotion strategy is to position ourselves as the leading provider of home renovation services in the Research Triangle market.

Our marketing strategy incorporates plans to educate and recruit potential homeowners through several proven channels:

•	Newspaper, trade publication and online advertising.

•	Viral marketing through word of mouth and online media outlets.

•	Referral networking with real estate agencies.

Media Objectives

Our media objectives are to:

•	Select primary print media advertising to achieve specific market demographics penetration.

•	Schedule adequate frequency of ads to impact targeted market with image and quality messages.

•	Take advantage of special high-interest inserts or special publications when possible.

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Public Relations

Our publicity efforts are intended to accomplish the following:

•	Position the Company as the leading provider of unique and spectacular home renovation services.

•	Increase the Company’s reputation and name recognition in the community that we serve.

•
Develop a public relations effort, with ongoing contact with building and real estate editors. We will conduct consistent update programs for the target media, keeping editors aware of project completions.

•	Develop a minimum of four bylined articles to be placed in newspapers, lifestyle and home media within the next 12 months.

•	Produce a complete company background on Triangle Castings, Inc., to be used as a public relations tool for all project announcements in media.

Employees

As of March 10 , 2010, we have no full time employee our President spends approximately 20 hours per week on Company matters we plan to employ more qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 103 Larkwood Lane, Cary, North Carolina 27518, and our telephone number is (919) 632-8155.  Office space is provided by Denis Snyder at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 38 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

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TRIANGLE CASTINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEETS AS OF DECEMBER 31, 2009 AND DECEMBER 31, 2008.

PAGE	F-3
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009, FOR THE PERIOD FROM JULY 22, 2008 (INCEPTION) TO DECEMBER 31, 2008, AND FOR THE PERIOD FROM JULY 22, 2008 (INCEPTION) TO DECEMBER 31, 2009.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JULY 22, 2008 (INCEPTION) TO DECEMBER 31, 2009

PAGE	F-5
STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2009, FOR THE PERIOD FROM JULY 22, 2008 (INCEPTION) TO DECEMBER 31, 2008, AND FOR THE PERIOD FROM JULY 22, 2008 (INCEPTION) TO DECEMBER 31, 2009.

PAGES	F-6 - F-10	NOTES TO FINANCIAL STATEMENTS.

Webb & Company, P.A.
Certified Public Accountants
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Triangle Casting, Inc.

We have audited the accompanying balance sheets of Triangle Casting. Inc. (the "Company") as of December 31, 2009 and December 31, 2008, and the related statements of operations and changes in stockholders' equity and cash flows for the year ended December 31, 2009, the period from July 22, 2008 (Inception) to December 31, 2008 and the period from July 22, 2008 (Inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Triangle Casting, Inc. as of December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, the period from July 22, 2008 (Inception) to December 31, 2008 and the period from July 22, 2008 (Inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has a net loss from Inception of $55,268 and used cash in operation from Inception of $48,997. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Webb & Company, P.A.
WEBB &. COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 10, 2010

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426 Telephone: (561) 752-1721 • Fax: (561) 734-8562 www.cpawebb.com

Triangle Castings, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS
	December 31,	December 31,
	2009	2008

Current Assets
Cash	$124,603	$38,528
Accounts receivable, net of Allowance for Doubtful Accounts of $0 and $0 respectively.	5,842	-

Total Assets	$130,445	$38,528

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$2,113	$4,625

Total Liabilities	2,113	4,625

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,735,000 and 5,415,000
issued and outstanding, respectively	674	542
Additional paid-in capital	182,926	43,758
Deficit accumulated during the development stage	(55,268)	(7,397)
Subscription receivable	-	(3,000)
Total Stockholders' Equity	128,332	33,903

Total Liabilities and Stockholders' Equity	$130,445	$38,528

See accompanying notes to financial statements.

Triangle Castings, Inc.
(A Development Stage Company)
Statements of Operations

	For the Year Ended December 31, 2009	For the period from July 22, 2008(inception) to December 31, 2008	For the period from July 22, 2008(inception) to December 31, 2009

Revenue - related party	$5,842	$-	$5,842

Cost of Sales	5,564	-	5,564

Gross Profit	278	-	278

Operating Expenses
Professional fees	39,542	4,625	44,167
General and administrative	8,607	2,772	11,379
Total Operating Expenses	48,149	7,397	55,546

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(47,871)	(7,397)	(55,268)

Provision for Income Taxes	-	-	-

NET LOSS	$(47,871)	$(7,397)	$(55,268)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted average number of shares outstanding
during the year/period - Basic and Diluted	6,056,360	5,282,654

See accompanying notes to financial statements.

Triangle Castings, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from July 22, 2008 (Inception) to December 31, 2009

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance July 22, 2008	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for cash to founder ($0.0001)	-	-	1,000,000	100	-	-	-	100

Common stock issued for services to founder ($0.0001)	-	-	4,000,000	400	-	-	-	400

Common stock issued for cash ($0.10/ per share)	-	-	415,000	42	41,458	-	(3,000)	38,500

In kind contribution of services	-	-	-	-	2,300	-	-	2,300

Net loss for the period July 22, 2008 (inception) to December 31, 2008	-	-	-	-	-	(7,397)	-	(7,397)

Balance, December 31, 2008	-	-	5,415,000	542	43,758	(7,397)	(3,000)	33,903

Receipt of prior period stock subscription	-	-	-	-	-	-	3,000	3,000

Common stock issued for cash ($0.10/ per share)	-	-	1,320,000	132	131,868	-	-	132,000

In kind contribution of services	-	-	-	-	5,200	-	-	5,200

In kind contribution of rent	-	-	-	-	2,100	-	-	2,100

Net loss for the year ended December 31, 2009	-	-	-	-	-	(47,871)	-	(47,871)

Balance, December 31, 2009	-	$-	6,735,000	$674	$182,926	$(55,268)	$-	$128,332

See accompanying notes to financial statements.

Triangle Castings, Inc.
(A Development Stage Company)
Statements of Cash Flows

	For the Year Ended December 31, 2009	For the period from July 22, 2008(inception) to December 31, 2008	For the period from July 22, 2008(Inception) to September 30, 2009
Cash Flows Used in Operating Activities:
Net Loss	$(47,871)	$(7,397)	$(55,268)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	5,200	2,300	7,500
In-kind contribution of rent	2,100	-	2,100
Shares issued to founder for services	-	400	400
Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(5,842)	-	(5,842)
(Decrease) Increase in accounts payable	(2,512)	4,625	2,113
Net Cash Used In Operating Activities	(48,925)	(72)	(48,997)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	135,000	38,600	173,600
Net Cash Provided by Financing Activities	135,000	38,600	173,600

Net Increase in Cash	86,075	38,528	124,603

Cash at Beginning of Year/Period	38,528	-	-

Cash at End of Year/Period	$124,603	$38,528	$124,603

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock issued for subscription receivable	$-	$3,000	$-

See accompanying notes to financial statements.

TRIANGLE CASTINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009 AND 2008

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Triangle Castings, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 22, 2008.  Triangle Castings, Inc. will provide unique, high-quality and timely home renovation services.

Activities during the development stage include developing the business plan and raising capital.

The Company’s fiscal year end is December 31.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2009 and December 31, 2008, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of December 31, 2009 and December 31, 2008, there were no common share equivalents outstanding.

(E) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate fair value based on the short-term maturity of these instruments.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards ASC No. 740, “Income Taxes” (“ASC 740”).  Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

	2009	2008

Expected Federal & State Income Tax Recovery (expense) at the statutory rate of 38.55%	$(18,456)	$(2,852)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	2,815	1,041
Change in valuation allowance	15,641	1,811

Provision for income taxes	$-	$-

The components of deferred income taxes are as follows:
	2009	2008

Deferred income tax asset:
Net operating loss carryforwards	$17,452	$1,811
Valuation allowance	(17,452)	(1,811)
Deferred income taxes	$-	$-

As of December 31, 2009, the Company has a net operating loss carryforward of approximately $45,267 available to offset future taxable income through 2029.  The valuation allowance at December 31, 2009 was $17,452.  The net change in the valuation allowance for the year ended December 31, 2009 was an increase of $15,641.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H)  Concentrations

For the year ended December 31, 2009, 59% of sales and accruals receivable are to Customer A, and 41% to Customer B. (see Note 4)

(I) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue from providing management services upon the completion of services.

(J) Recent Accounting Pronouncements

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective December 31, 2009, all references made to GAAP in our financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of FASB ASC No. 860 will have on its financial statements.

NOTE 2	STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

During the year ended December 31, 2009, the Company issued 1,320,000 shares of common stock for $132,000 ($0.10/share).

During the period from July 22, 2008 (inception) through December 31, 2008, the Company collected $38,500 ($0.10/share) for the sale of 415,000 shares of common stock.  The remaining $3,000 was reflected as a subscription receivable at December 31, 2008.  The Company collected this receivable in February 2009.

(B) In-Kind Contribution

For the year ended December 31, 2009, the president of the Company contributed office space with a fair value of $2,100 (See Note 4).

For the year ended December 31, 2009, a shareholder of the Company contributed services having a fair value of $5,200 (See Note 4).

For the period ended December 31, 2008, a shareholder of the Company contributed services having a fair value of $2,300 (See Note 4).

(C) Stock Issued for Services

On July 22, 2008, the Company issued 5,000,000 shares of common stock having a fair value of $500 ($0.0001/share) to its founder in exchange for $100 of cash and $400 of services provided (See Note 4).

NOTE 3	COMMITMENTS

On September 1, 2009, the Company entered into a consulting agreement to receive administrative and other miscellaneous services.  The Company is required to pay $5,000 a month.  The agreement will remain in effect unless either party desired to cancel the agreement. (see Note 4)

NOTE 4	RELATED PARTY TRANSACTIONS

For the year ended December 31, 2009, the president of the Company contributed office space with a fair value of $2,100 (See Note 2(B)).

For the year ended December 31, 2009, a shareholder of the Company contributed services having a fair value of $5,200 (See Note 2(B)).

For the period ended December 31, 2008, a shareholder of the Company contributed services having a fair value of $2,300 (See Note 2(B)).

On July 22, 2008, the Company issued 5,000,000 shares of common stock having a fair value of $500 ($0.0001/share) to its founder in exchange for $100 of cash and $400 of services provided (See Note 2(C)).

During 2009, 100% of sales were to related party consultants.

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with minimal operations, has net cash used in operations from inception of $48,997 and has a net loss since inception of $55,268.  This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 10, 2010, the date the financial statements were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and we will require outside capital to implement our business model.

We seek to become a builder of unique homes, catering to the owner who desires to renovate or remodel their existing home rather than buying a new home.  We want to create homes that make a statement; while better suiting the owner's lifestyle or makes the home more energy efficient and environmentally friendly. We will provide a high quality of renovation to create homes for owners who wish to enhance the functionality of their home or increase its value for sale later when the market rebounds.

Our mission is to provide a higher quality home renovation on a timely basis, utilizing high quality renovation techniques and practices. We believe that is our first responsibility to our customers. A strong financial position will help establish an attractive option for renovation services in the geographic market we serve. In carrying out our day-to-day business we strive to:

•	Follow the philosophy that our customers are entitled to quality renovations that are completed in a reasonable amount of time.

•	Treat our partners with fairness and consideration.

•	Be considered an asset in our community.

Through long-term commitment to this mission statement, we will be recognized as an organization that is responsive to its customers. We feel that the financial model for home renovation is stable in the Research Triangle and other large metro markets in NC.  We foresee continued growth in the demand for home renovation to avoid or delay the need to sell.

12 Month Plan

Over the coming 12 months we plan to build our network of subcontractors initially in the Research Triangle region and expand it as the business dictates. Initially we plan to approach subcontractors we have previously worked with but additionally to add new ones as needed. We will require that they provide examples of quality workmanship that we hope to build our company reputation on. We do not anticipate a lot of incremental cost in building this network. The economy has created an opportunity to find good subcontractors interested in new approaches for securing business.

In the coming year we plan to market our services through a variety of venues including the homebuilders association, local banks and other professionals that may refer business as well as through current and previous customers. As it seems necessary we will engage in some paid media but will limit that as much as possible to preserve cash. If we can sign 4-8 contracts over the next 12 months we feel like we will be off to a reasonable start in 2010. If in the fourth quarter we can get to a critical mass of 3 projects in the queue that will carry us into the first quarter of 2011 we will look to expand our circle of subcontractors and try to claim a share of a larger market.

We will not require additional financing as long as we don’t take on too many customers too quickly. Our current cash should be sufficient to finance the first 4-8 projects with possibly one additional part time person.

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We continue to think that if we focus exclusively on the renovation and restoration business we will be a viable long term company. Additionally we feel that by entering the market charging only a 5% profit margin while delivering a high quality product that we will attract more customers.

Our major assumptions for our business in 2010 are as follows:

Revenues (4-8 projects)	$450,000
Net Profit (5% profit margin)	$27,500
Potential additional employees	1
Additional financing	$0.0

If we are unable to generate sufficient projects, we may have to reduce, suspend or cease our efforts.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Results of Operations

For the year ended December 3 1, 2009, we had $ 5,842 in revenue compared to $0 for the period of July 22, 2008 (inception) to December 31, 2008 . Expenses from inception totaled $ 55,546 resulting in a net loss of $ 55,268 . Expenses  from inception  consisted of $ 44,167 in professional fees and $ 11,379 for General and administrative expenses.

The $ 5,842 in revenue was generated from two small projects completed by the Company to related parties .  The projects were completed with a 5% profit.

Capital Resources and Liquidity

As of December 31 , 2009 we have $ 124,603 cash on hand.

Denis Snyder will be the only employee initially as the company seeks contracts and the cost to support Denis will be minimal. Mr. Snyder will not be taking a salary from the company in the first six months of 2010. Additionally he will contribute equipment and material he owns to the jobs for as long as he has the necessary material. Additionally there will be little if any capital expenditures due to the nature of the business and the ability to bring in subcontractors for the bigger work. Finally it should be noted that materials will be bought on an as needed basis and will be purchased as a part of a contract with either cash on hand or a receivable in place.

Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of March 10 , 2010. Our Executive officer is elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Denis M. Snyder	39	President, Chief Financial Officer, Secretary, Treasurer and Director

Joseph E. McMillan	56	Secretary, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Denis M. Snyder began his career as a Seabee in the United States Navy. Retiring from the Navy following Desert Storm, he attended Rochester Institute of Technology and received an associate degree in applied science from Monroe Community College. After moving to North Carolina he earned his General Contractors License. He advanced his skills as general manager for Williams Grading & Paving where he worked from 1996 to 2001. In 2001 he co-founded and is a managing member of Sitework Development, LLC, a company specializing in site work packages.  In 2002, he co-founded and is a managing member of Triangle Casting Supply, Inc. which sells manhole covers.  He is a member of Ducks Unlimited and Coastal Conservation Association NC.

Mr. Snyder has never acted as a promoter of any company nor has he had a controlling interest in any company.

Joseph E. McMillan, Mr. McMillan a University of North Carolina- Charlotte graduate currently serves as a Transportation/Commerce advisor with the North Carolina Department of Transportation, a position he has held since December 2009. From May 2007 to November 2009, Mr. McMillan was a managing member of KHR Management LLC, PM Development LLC, a real estate management and commercial real estate development company. From June 2005 through April 2007, Mr. McMillan served as the general manager of Parks Automotive, Inc., a Mazda and Suzuki dealership in High Point, North Carolina.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008 and December 31 , 2009

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Denis M. Snyder, President, Chief Financial Officer,	2009	$0	0	0	0	0	0	$0	$0
Treasurer	2008	$0	0	400*	0	0	0	$0	$400

Joseph E. McMillan Secretary	2009	$0	0	0	0	0	0	$0	$0
Director	2008	$0	0	0	0	0	0	$0	$0

* These shares were issued at fair value. The value was based on the value of services.
On July 22, 2008, the Company issued 5,000,000 shares of common stock having a fair value of $500 ($0.0001/share) to its founder in exchange for $100 of cash and $400 of services provided (See Note 2(C)). The stock was valued using the recent cash offering price of the shares, which the company determined was the fair value. The shares were issued for services and are not stock options and therefore there is no black- scholes assumption.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through  December 31, 2008 and the period ended December 31 , 2009

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2008 and the period ended December 31 , 2009 by the executive officers named in the Summary Compensation Table.

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Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 10 , 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Denis M. Snyder 103 Larkwood Lane Cary, NC 27518	5,000,000	74.2%
Joseph E. McMillan 1044 Englewood Drive Winston Salem, NC 27106	0	0

All Executive Officers and Directors as a group ( 2 persons)	5,000,000	74.2%

(1) Based on 6,735,000 shares of common stock outstanding as of March 10 , 2010

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the  year ended December 31, 2009 , the president of the Company contributed office space with a fair value of $2,100 (See Financial Note 2(B)).
For the  year ended  December 31, 2009 , a shareholder of the Company contributed services having a fair value of $5,200 (See Financial Note 2(B)).
For the period ended December 31, 2008, a shareholder of the Company contributed services having a fair value of $2,300 (See Financial Note 2(B)).
On July 22, 2008, the Company issued 5,000,000 shares of common stock having a fair value of $500 ($0.0001/share) to its founder in exchange for $100 of cash and $400 of services provided (See Financial Note 2(C)).

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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TRIANGLE CASTINGS, INC.

1,735,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$9.68
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$3,500
Legal fees and expense	$35,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$39,509.68

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada in July 2008 and 5,000,000 shares of common stock were issued to Denis M. Snyder for consideration of $100. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr Snyder had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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The Company sold through a Regulation D Rule 506 offering a total of 1,735,000 shares of common stock to 37 investors, at a price per share of $0.10 for an aggregate offering price of $173,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Ackles, Steven	10,000
Blount III, Marvin K	25,000
Blount, Rebecca C	25,000
Brennan, Timothy P	25,000
Clark, Jimmy D	100,000
Coker, James	50,000
Coker, Lauren	50,000
Croslis Realty, LLC(1)	50,000
Croslis, Hope A.	50,000
Croslis, Jane	5,000
Denton, Patrick I	10,000
Ferro, Alma	50,000
Ferro, Benedict	50,000
Ganey, Connie	50,000
GSM & Associates, Inc(2)	100,000
Haas Jr, Richard A	30,000
Hiatt, Linda	50,000
Hodqes, Luther H	320,000
Koplish, Daniel E	30,000
Lopsonzski, Lynn K	50,000
Lopsonzski, Theodore J	50,000
Mann, DavidR	50,000
Mann, Jennifer L	50,000
McMillan, Joseph E	2,500
Murray, Lynne H	30,000
Nammack-Weiss, Amy	2,500
Palmieri, Michael	50,000
Reichard, Lawrence James	50,000
Rocha, Barbara J	30,000
Rocha, Michael R	30,000
Salamy, Barbara A	40,000
Salamy, Fred A	40,000
Security Settlement Services(3)	50,000
Shollenberger, Lori A	25,000
Taft Sr., Thomas F	100,000
Tejada, Ramon	2,500
Williard, Gary	2,500

(1) Matthew Croslis is the principal of Croslis Realty, LLC : Matthew Croslis acting alone has voting and dispositive power over the owned by Croslis Realty, LLC.
(2) Gordon Myers is the principal of GSM & Associates, Inc. : Gordon Myers acting alone has voting and dispositive power over the shares owned by GSM & Associates, Inc.
(3) Louis Belletieri is the principal of Security Settlement Services : Louis Belletieri acting alone has voting and dispositive power over the shares owned by Security Settlement Services.
To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

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(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel

* Incorporated by reference to Form S-1 filed on December 4, 2009

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. in the City of Cary, State of North Carolina on March 10 , 2010.

TRIANGLE CASTINGS, INC.

/s/ Denis M. Snyder
Name: Denis M. Snyder Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

/s/ Joseph E. McMillan
Name: Joseph E. McMillan Position: Secretary, Director